UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2026

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Directors

On February 27, 2026, the Boards of Directors (the "Boards") of Northpointe Bancshares, Inc. (the “Company”) and its subsidiary, Northpointe Bank (the "Bank"), received notices from R. Jeffrey Dean, Bruce L. Edger and John M. Eggemeyer III of their intention to retire from the Boards at the conclusion of their current terms, which expire at the Company's 2026 Annual Meeting of Stockholders. They will not stand for reelection at the 2026 Annual Meeting of Stockholders. The directors' decisions to retire are not the result of any disagreements with the Company on any matter related to the Company's operations, policies or practices.
Mr. Dean has been a director of the Company since 1999 and currently serves on the following committees: Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Mr. Edger has been a director of the Company since 2005 and currently serves on the following committees: Compensation Committee and Corporate Governance and Nominating Committee. Mr. Eggemeyer has been a director of the Company since 2019 and currently serves on the following committees: Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Mr. Dean, Mr. Edger and Mr. Eggemeyer will continue their Board and committee memberships through the 2026 Annual Meeting of Stockholders.
The Company expresses its appreciation to Mr. Dean, Mr. Edger and Mr. Eggemeyer for their many years of service and contributions to the success of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: March 3, 2026	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer